EXHIBIT 99.1

Exhibit 99.1 AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance
Sheets and Consolidated Statements of Stockholders’ Equity

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended		For The Year Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenues:
Insurance premiums	$71,593	$88,040	$297,188	$351,300
Product charges	45,186	33,383	181,354	144,494
Net investment income	250,816	252,858	1,001,914	1,001,257
Realized gains (losses) on investments	(44)	(46,691)	41,522	(104,710)
Unrealized gains (losses) on investments	55,970	19,346	89,769	(45,209)
Other income	17,838	17,389	68,298	68,513

	441,359	364,325	1,680,045	1,415,645

Benefits and expenses:
Policyowner benefits	267,011	228,243	940,158	871,892
Underwriting, acquisition and other expenses	40,935	39,991	155,468	162,267
Demutualization costs	—	—	—	1,186
Restructuring costs	5,879	10,445	23,294	21,225
Amortization of deferred policy acquisition costs and value of business acquired	45,585	36,114	193,340	139,565
Dividends to policyowners	12,063	32,866	98,393	104,866

	371,473	347,659	1,410,653	1,301,001

Income from continuing operations	69,886	16,666	269,392	114,644
Interest expense	7,917	6,709	30,154	25,487

Income before income tax expense	61,969	9,957	239,238	89,157
Income tax expense	20,109	3,375	78,610	28,375

Net income from continuing operations	41,860	6,582	160,628	60,782
Income from discontinued operations, net of tax	247	617	1,815	2,084

Net income before cumulative effect of change in accounting	42,107	7,199	162,443	62,866
Cumulative effect of change in accounting, net of tax	(1,296)	—	(1,296)	—

Net income	$40,811	$7,199	$161,147	$62,866

Net income from continuing operations per common share:
Basic	$1.07	$0.17	$4.10	$1.52

Diluted	$1.04	$0.17	$4.05	$1.50

Net income per common share:
Basic	$1.04	$0.18	$4.11	$1.57

Diluted	$1.02	$0.18	$4.07	$1.56

Weighted average common shares outstanding:
Basic	39,268,068	38,919,178	39,175,924	39,972,328

Diluted	40,133,053	39,168,989	39,618,217	40,398,378

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2003	2002

Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$13,944,961	$13,328,902
Equity securities	74,890	63,345
Short-term investments	28,556	32,318
Securities held for trading purposes:
Fixed maturity securities	2,089,502	1,843,868
Equity securities	1,652	—
Short-term investments	591	—
Mortgage loans	968,572	883,034
Real estate	33	476
Policy loans	494,646	496,753
Other investments	339,436	283,794

Total investments	17,942,839	16,932,490
Cash and cash equivalents	274,150	102,612
Accrued investment income	205,492	185,660
Premiums, fees and other receivables	42,761	13,082
Reinsurance receivables	663,452	865,930
Deferred policy acquisition costs	1,120,130	884,239
Value of business acquired	419,582	454,159
Goodwill	224,075	218,995
Property and equipment	48,849	74,188
Other assets	311,331	296,994
Separate account assets	261,657	235,913
Assets of discontinued operations	27,950	29,403

Total assets	$21,542,268	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31,
	2003	2002

Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$16,994,255	$16,244,016
Policyowner funds	1,306,160	1,335,144

	18,300,415	17,579,160
Accrued expenses and other liabilities	438,622	261,147
Dividends payable to policyowners	321,233	303,062
Policy and contract claims	58,880	39,569
Income taxes payable	65,202	61,325
Deferred income taxes	67,680	16,499
Notes payable	596,101	511,353
Separate account liabilities	261,657	235,913
Liabilities of discontinued operations	19,421	22,689

Total liabilities	20,129,211	19,030,717
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,839,304 shares issued and 39,194,602 shares outstanding in 2003; 43,656,280 shares issued and 39,011,578 shares outstanding in 2002	43,839	43,656
Additional paid-in capital	1,184,300	1,179,646
Accumulated other comprehensive income	87,765	88,522
Unearned compensation	(1,361)	(458)
Unallocated ESOP shares	—	(1,443)
Retained earnings	255,006	109,517
Treasury stock, at cost (4,644,702 shares in 2003 and 2002)	(156,492)	(156,492)

Total stockholders’ equity	1,413,057	1,262,948

Total liabilities and stockholders’ equity	$21,542,268	$20,293,665

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003, 2002 and 2001
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders'
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity

Balance at December 31, 2000	$30,011	$809,894	$(17,188)	$(146)	$(683)	$6,067	$—	$827,955
2001:
Net income	—	—	—	—	—	72,907	—	72,907
Change in accounting for derivatives	—	—	2,661	—	—	—	—	2,661
Transfer related to unrealized loss
on available-for-sale securities reclassified to trading	—	—	(430)	—	—	—	—	(430)
Net unrealized gain on securities	—	—	35,891	—	—	—	—	35,891
Net unrealized loss on derivatives designated as cash flow hedges	—	—	(5,933)	—	—	—	—	(5,933)
Stock issued under various incentive plans, net of forfeitures	206	5,861	—	(581)	—	—	108	5,594
Stock issued under exercise of warrants	—	(1,383)	—	—	—	—	4,468	3,085
Dividends declared on common stock	—	—	—	—	—	(16,787)	—	(16,787)
Purchase of treasury stock	—	—	—	—	—	—	(44,985)	(44,985)
Acquisition of IL Holdings	9,047	223,358	—	—	—	—	—	232,405
Conversion of company-obligated mandatorily redeemable preferred capital securities	4,242	139,478	—	—	—	—	(16,173)	127,547
Allocation of shares in leveraged ESOP	—	480	—	—	459	—	—	939
Minimum pension liability adjustment	—	—	(2,332)	—	—	—	—	(2,332)
Balance at December 31, 2001	43,506	1,177,688	12,669	(727)	(224)	62,187	(56,582)	1,238,517
2002:
Net income	—	—	—	—	—	62,866	—	62,866
Net unrealized gain on securities	—	—	73,646	—	—	—	—	73,646
Net unrealized gain on derivatives designated as cash flow hedges	—	—	3,434	—	—	—	—	3,434
Stock issued under various incentive plans, net of forfeitures	150	5,730	—	269	—	—	1	6,150
Stock issued under exercise of warrants	—	(3,802)	—	—	—	—	12,205	8,403
Purchase of ESOP shares and treasury stock	—	—	—	—	(2,522)	—	(112,116)	(114,638)
Dividends declared on common stock	—	—	—	—	—	(15,536)	—	(15,536)
Allocation of shares in leveraged ESOP	—	30	—	—	1,303	—	—	1,333
Minimum pension liability adjustment	—	—	(1,227)	—	—	—	—	(1,227)
Balance at December 31, 2002	43,656	1,179,646	88,522	(458)	(1,443)	109,517	(156,492)	1,262,948
2003:
Net income	—	—	—	—	—	161,147	—	161,147
Net unrealized gain on securities	—	—	1,971	—	—	—	—	1,971
Net unrealized gain on derivatives designated as cash flow hedges	—	—	2,476	—	—	—	—	2,476
Change in accounting transfer of unrealized gain on available-for-sale securities to trading	—	—	(5,204)	—	—	—	—	(5,204)
Stock issued under various incentive plans, net of forfeitures	183	11,780	—	(903)	—	—	—	11,060
PRIDES purchase contract adjustment and allocated fees and expenses	—	(7,280)	—	—	—	—	—	(7,280)
Dividends declared on common stock	—	—	—	—	—	(15,658)	—	(15,658)
Allocation of shares in leveraged ESOP	—	154	—	—	1,443	—	—	1,597
Balance at December 31, 2003	$43,839	$1,184,300	$87,765	$(1,361)	$—	$255,006	$(156,492)	$1,413,057